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                                                                     Exhibit 2.1

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                      among

                                24/7 MEDIA, INC.,

                            CONTINUUM HOLDING CORP.,

                          PUBLIGROUPE USA HOLDING, INC.

                                       and

                                REAL MEDIA, INC.



                             Dated October 30, 2001
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.............................................................................................1
         SECTION 1.01               Certain Defined Terms.........................................................1

ARTICLE II THE MERGER............................................................................................10
         SECTION 2.01               The Merger...................................................................10
         SECTION 2.02               Closing......................................................................10
         SECTION 2.03               Effective Time...............................................................10
         SECTION 2.04               Effect of the Merger.........................................................11
         SECTION 2.05               Certificate of Incorporation; Bylaws; Directors and Officers of
                                    Surviving Corporation........................................................11

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES...................................................11
         SECTION 3.01               Conversion of Shares.........................................................11
         SECTION 3.02               Exchange of Shares Other than Dissenting Shares and Treasury Shares..........13
         SECTION 3.03               Stock Transfer Books.........................................................14
         SECTION 3.04               No Fractional Share Certificates.............................................14
         SECTION 3.05               Certain Adjustments..........................................................14
         SECTION 3.06               Dissenters' Rights...........................................................15
         SECTION 3.07               Lost, Stolen or Destroyed Certificates.......................................15
         SECTION 3.08               Taking of Necessary Action; Further Action...................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................16
         SECTION 4.01               Organization and Qualification; Subsidiaries.................................16
         SECTION 4.02               Certificate of Incorporation and Bylaws......................................16
         SECTION 4.03               Capitalization...............................................................16
         SECTION 4.04               Authority Relative to This Agreement.........................................17
         SECTION 4.05               No Conflict; Required Filings and Consents...................................18
         SECTION 4.06               Permits; Compliance with Laws................................................18
         SECTION 4.07               Financial Statements.........................................................19
         SECTION 4.08               Absence of Certain Changes or Events.........................................20
         SECTION 4.09               Employee Benefit Plans; Labor Matters........................................21
         SECTION 4.10               Contracts....................................................................23
         SECTION 4.11               Litigation...................................................................25
         SECTION 4.12               Environmental Matters........................................................25
         SECTION 4.13               Intellectual Property........................................................25
         SECTION 4.14               Taxes........................................................................27
         SECTION 4.15               Insurance....................................................................28


                                       i
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         SECTION 4.16               Properties...................................................................29
         SECTION 4.17               Brokers......................................................................29
         SECTION 4.18               Business Activity Restriction................................................29
         SECTION 4.19               Affiliate Transactions.......................................................30
         SECTION 4.20               Certain Business Practices...................................................30
         SECTION 4.21               Accredited Investors.........................................................30
         SECTION 4.22               Cash Positions...............................................................30

ARTICLE IVA  REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDER.............................................30
         SECTION 4A.01              Organization and Qualification...............................................30
         SECTION 4A.02              Certificate of Incorporation and Bylaws......................................31
         SECTION 4A.03              Title to Shares..............................................................31
         SECTION 4A.04              Authority Relative to this Agreement.........................................31
         SECTION 4A.05              No Conflict; Required Filings and Consents...................................32
         SECTION 4A.06              Acquisition of Stock for Investment..........................................32
         SECTION 4A.07              Accredited Investor..........................................................32
         SECTION 4A.08              Disclosure of Information....................................................32

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................................33
         SECTION 5.01               Organization and Qualification; Subsidiaries.................................33
         SECTION 5.02               Certificate of Incorporation and Bylaws......................................33
         SECTION 5.03               Capitalization...............................................................33
         SECTION 5.04               Authority Relative to This Agreement.........................................34
         SECTION 5.05               No Conflict; Required Filings and Consents...................................35
         SECTION 5.06               Permits; Compliance with Laws................................................36
         SECTION 5.07               SEC Filings; Financial Statements............................................36
         SECTION 5.08               Absence of Certain Changes or Events.........................................37
         SECTION 5.09               Employee Benefit Plans; Labor Matters........................................38
         SECTION 5.10               Contracts....................................................................40
         SECTION 5.11               Litigation...................................................................41
         SECTION 5.12               Environmental Matters........................................................41
         SECTION 5.13               Intellectual Property........................................................42
         SECTION 5.14               Taxes........................................................................43
         SECTION 5.15               Insurance....................................................................45
         SECTION 5.16               Properties...................................................................45
         SECTION 5.17               Brokers......................................................................45
         SECTION 5.18               Business Activity Restriction................................................46
         SECTION 5.19               Certain Business Practices...................................................46
         SECTION 5.20               No Prior Activities..........................................................46


                                       ii
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         SECTION 5.21               Affiliate Transactions.......................................................46
         SECTION 5.22               Cash Positions...............................................................47

ARTICLE VI COVENANTS.............................................................................................47
         SECTION 6.01               Conduct of Company Pending the Closing.......................................47
         SECTION 6.02               Conduct of Parent and Merger Sub Pending the Closing.........................49
         SECTION 6.03               Notices of Certain Events....................................................50
         SECTION 6.04               Access to Information; Confidentiality.......................................50
         SECTION 6.05               No Solicitation of Transactions..............................................51
         SECTION 6.06               Control of Operations........................................................51
         SECTION 6.07               Further Action; Consents; Filings............................................51
         SECTION 6.08               Additional Reports...........................................................52
         SECTION 6.09               Noncompetition...............................................................52
         SECTION 6.10               Use of First Note Proceeds; Conduct of Business..............................52
         SECTION 6.11               Company Intellectual Property; Escrow........................................53
         SECTION 6.12               Payments to Fractional Share Holders.........................................53
         SECTION 6.13               Tax Nature of Transaction....................................................53
         SECTION 6.14               Chain Subsidiaries...........................................................54
         SECTION 6.15               Tax Cooperation..............................................................54

ARTICLE VII ADDITIONAL AGREEMENTS................................................................................55
         SECTION 7.01               Notes........................................................................55
         SECTION 7.02               Directors' and Officers' Indemnification.....................................55
         SECTION 7.03               Public Announcements.........................................................55
         SECTION 7.04               Listing of Additional Shares.................................................55
         SECTION 7.05               Blue Sky.....................................................................56
         SECTION 7.06               Employee Matters.............................................................56
         SECTION 7.07               Directors of Parent Following the Merger.....................................56

ARTICLE VIII CONDITIONS TO THE MERGER............................................................................57
         SECTION 8.01               Conditions to the Obligations of Each Party to Consummate the Merger.........57
         SECTION 8.02               Conditions to the Obligations of Company.....................................57
         SECTION 8.03               Conditions to the Obligations of Parent......................................58

ARTICLE IX INDEMNIFICATION.......................................................................................59
         SECTION 9.01               Indemnification by Principal Stockholder.....................................59
         SECTION 9.02               Indemnification by Parent....................................................59
         SECTION 9.03               Survival.....................................................................60
         SECTION 9.04               Limitations..................................................................60
         SECTION 9.05               Delivery of Notice...........................................................61


                                      iii
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ARTICLE X TERMINATION, AMENDMENT AND WAIVER......................................................................62
         SECTION 10.01              Termination..................................................................62
         SECTION 10.02              Effect of Termination........................................................62
         SECTION 10.03              Amendment....................................................................63
         SECTION 10.04              Waiver.......................................................................63
         SECTION 10.05              Termination Fee; Expenses....................................................63

ARTICLE XI GENERAL PROVISIONS....................................................................................64
         SECTION 11.01              Notices......................................................................64
         SECTION 11.02              Severability.................................................................65
         SECTION 11.03              Assignment; Binding Effect; Benefit..........................................65
         SECTION 11.04              Incorporation of Exhibits....................................................65
         SECTION 11.05              Governing Law................................................................66
         SECTION 11.06              Jurisdiction; Waiver of Jury Trial...........................................66
         SECTION 11.07              Headings; Interpretation.....................................................66
         SECTION 11.08              Counterparts.................................................................66
         SECTION 11.09              Entire Agreement.............................................................67
         SECTION 11.10              Swiss Accounting.............................................................67


                                    SCHEDULES

Schedule I              Officers of the Surviving Corporation
Schedule II             Directors of the Surviving Corporation
Schedule III            Directors of Parent

                                     ANNEXES

ANNEX A                 Form of Lock-Up Agreement
ANNEX B                 Form of First Note
ANNEX C                 Form of Second Note and Third Note
ANNEX D                 Form of Parent Guarantee
ANNEX E                 Description of Company Restructuring


                                       iv
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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2001 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among 24/7 MEDIA, INC., a Delaware corporation ("PARENT"), REAL MEDIA, INC., a Delaware corporation ("COMPANY"), PUBLIGROUPE USA HOLDING, INC., a Delaware corporation ("PRINCIPAL STOCKHOLDER") and CONTINUUM HOLDING CORP., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("MERGER SUB").

                              W I T N E S S E T H:

                  WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "MERGER") and have approved and adopted this Agreement; and

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

                  "AGGREGATE PARENT DISTRIBUTABLE SHARE NUMBER" shall mean 8,216,868, which constitutes the number of shares of Parent Common Stock equal to 19.9% of the aggregate of the total number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time.

                  "ASSUMED OPTIONS" shall have the meaning set forth in Section 3.05(a).

                  "BLUE SKY LAWS" shall mean United States state securities or "blue sky" laws.

                  "BUSINESS" shall mean solely the online advertising technology, representation, email and promotions businesses of the Company; PROVIDED, HOWEVER, that this shall not include
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(i) any off-line or non-technology business or operations of the Company or any of its affiliates, (ii) the PPN PrintPlus-business (defined as advertising packages off/online of represented media) or (iii) any of the Company's business conducted in Switzerland.

                  "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York.

                  "CERTIFICATE OF MERGER" shall have the meaning set forth in
Section 2.03.

                  "CHAIN SUBSIDIARIES" shall have the meaning set forth in
Section 5.01.

                  "CHARTER AMENDMENT" shall mean the Certificate of Amendment to the Certificate of Incorporation of Company effecting a one-for-2000 reverse stock split.

                  "CLOSING" shall have the meaning set forth in Section 2.02.

                  "COBRA" shall have the meaning set forth in Section 4.09(g).

                  "COMMON DISSENTING SHARES" shall have the meaning set forth in
Section 3.01(a).

                  "COMPANY AGGREGATE SHARE NUMBER" shall mean the total number of shares of Company Series A Preferred Stock (on an as-converted basis), Company Series B Preferred Stock (on an as-converted basis) and Company Common Stock issued and outstanding immediately prior to the Effective Time.

                  "COMPANY AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.07(a).

                  "COMPANY BALANCE SHEET" shall have the meaning set forth in
Section 4.07(b).

                  "COMPANY BENEFIT PLANS" shall have the meaning set forth in
Section 4.09(a).

                  "COMPANY CAPITAL STOCK" shall mean the Company Common Stock and the Company Preferred Stock.

                  "COMPANY CERTIFICATES" shall have the meaning set forth in
Section 3.02(b).

                  "COMPANY COMMON STOCK" shall mean the common stock, par value $.01 per share, of Company.

                  "COMPANY CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 4.13(f).

                  "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.


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                  "COMPANY ERISA AFFILIATE" shall have the meaning set forth in
Section 4.09(a).

                  "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.07(a).

                  "COMPANY INTELLECTUAL PROPERTY" shall mean all Intellectual Property that is currently used in the Business other than Intellectual Property that is widely disseminated by a third party owner by way of a non-exclusive license (for example, commonly used operating system software).

                  "COMPANY LOSS SUBGROUP" shall have the meaning set forth in
Section 6.13.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Company or the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that neither (x) any such effect resulting from a change in economic or financial market conditions generally, (y) any continuing net loss incurred by Company, substantially consistent with Company's recent past experience nor (z) any act of God, natural disaster, civil commotion, act of terrorism, war or similar event beyond Company's reasonable control, shall be deemed, in and of itself, to constitute a Company Material Adverse Effect.

                  "COMPANY MATERIAL CONTRACTS" shall have the meaning set forth in Section 4.10.

                  "COMPANY OPTION PLAN" shall have the meaning set forth in
Section 8.03(h).

                  "COMPANY PERMITS" shall have the meaning set forth in Section 4.06.

                  "COMPANY SERIES A PREFERRED STOCK" shall mean the Series A Convertible Preferred Stock, par value $.001 per share, of Company.

                  "COMPANY SERIES B PREFERRED STOCK" shall mean the Series B Preferred Stock, par value $.001 per share, of Company.

                  "COMPANY RESTRUCTURING" shall mean the restructuring of Company as described on ANNEX E.

                  "COMPANY SUBSIDIARIES" shall mean each of Company's directly or indirectly owned Subsidiaries.

                  "COMPANY TERMINATION FEE" shall have the meaning set forth in
Section 10.05(b).

                  "COMPETING TRANSACTION" shall mean any of the following involving Company or Parent, as the case may be (other than the Merger):

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                  (a) any merger, consolidation, share exchange, business
         combination or other similar transaction;

                  (b) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of such party and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions;

                  (c) any tender offer or exchange offer for 20% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith;

                  (d) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of such party;

                  (e) any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

                  (f) any agreement to engage in any of the foregoing.

                  "COMPANY UNAUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.07(a).

                  "CONFIDENTIAL MEMORANDUM" shall mean the Confidential Offering Memorandum of Parent dated October 30, 2001.

                  "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement dated October 9, 2001 between Parent and Company.

                  "DELAWARE LAW" shall mean the General Corporation Law of the State of Delaware.

                  "DISSENTING SHARES" shall have the meaning set forth in
Section 3.01(c).

                  "$" shall mean United States Dollars.

                  "EFFECTIVE TIME" shall have the meaning set forth in Section 2.03.

                  "ENCUMBRANCES" shall mean any claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

                  "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent

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decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW AGENT" shall have the meaning set forth in Section
6.11.

                  "ESCROW AGREEMENT" shall have the meaning set forth in Section 6.11.

                  "ESCROW MATERIALS" shall have the meaning set forth in Section 6.11.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "EXCHANGE RATIO" shall have the meaning set forth in Section 3.01(a).

                  "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, financial advisors, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of its obligations pursuant to this Agreement or the consummation of the Merger, obtaining relevant approvals from any Governmental Entity, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

                  "FINAL AVERAGE CLOSING PRICE" shall mean the average closing price of a share of Parent Common Stock on the NNM (or, if applicable, the Nasdaq Smallcap Market or such other exchange on which the Parent Common Stock may then be traded) for the ten (10) trading days ending three (3) Business Days prior to the date of the Closing or, if the Parent Common Stock is then traded over-the-counter, the average closing bid or sale price (whichever is applicable) of a share of Parent Common Stock for the ten (10) trading days ending three (3) Business Days prior to the date of the Closing.

                  "FIRST NOTE" shall mean that certain unsecured promissory note in the principal amount of $4,500,000 issued on the date hereof by Company in favor of Principal Stockholder in the form of ANNEX B attached hereto and guaranteed by Parent pursuant to the Parent Guarantee.

                  "FOREIGN PLAN" shall mean any Company Benefit Plan that covers former or current employees of Company or any Company Subsidiary who are employed outside of the United States (or any beneficiary thereof) or that is not subject to the laws of the United States.

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                  "FRACTIONAL SHARE PAYOUT" shall have the meaning set forth in
Section 6.12.

                  "GOVERNMENTAL ENTITY" shall mean any United States federal, state, local or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "INDEBTEDNESS" shall mean, with respect to any Person:

                           (a) all obligations of such Person for borrowed
money, or with respect to deposits or advances of any kind, including accrued interest;

                           (b) all obligations of such Person evidenced by
bonds, debentures, notes or similar instruments;

                           (c) all obligations of such Person issued or assumed
as the deferred purchase price of property or services;

                           (d) all capitalized lease obligations of such Person;

                           (e) all guarantees of such Person of any of the
foregoing of any other Person; and

                           (f) all obligations (including reimbursement
obligations) relating to the issuance of letters of credit for the account of such Person.

                  "INTELLECTUAL PROPERTY" shall mean all United States, foreign and international patents; trademarks, service marks and trade names (including without limitation all goodwill pertaining thereto), designs, trade dress and Internet domain names; copyrights; sui generis database rights; ideas, inventions, technology, know-how, show-how, trade secrets, systems, processes, works of authorship, databases, mask works, content, graphics, statistical models, algorithms, modules, computer programs, computer software, source and object code of such software, technical documentation, business methods, work product, intellectual and industrial property licenses, and all other tangible or intangible information or materials.

                  "IRS" shall mean the United States Internal Revenue Service.

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                  "KNOWLEDGE OF COMPANY" shall mean that any of Norman M.
Blashka, Silvana Imperiali, Jonathan Hsu, Jason Wang or any director of Company is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon reasonable inquiry and investigation.

                  "KNOWLEDGE OF PARENT" shall mean that any of David J. Moore, Mark E. Moran, Ken Leidner, Anthony Plesner, William Tifft or Stuart D. Shaw or any director of Parent is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon reasonable inquiry and investigation.

                  "LAW" shall mean any federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "LOCK-UP AGREEMENT" shall mean that certain Lock-Up and Standstill Agreement between Principal Stockholder and Parent in the form of ANNEX A attached hereto.

                  "LOSSES" shall have the meaning set forth in Section 9.01.

                  "NNM" shall mean The Nasdaq National Market.

                  "NOTIFICATION FORM FOR LISTING OF ADDITIONAL SHARES" shall mean the Notification Form: Listing of Additional Shares required by NNM for a listed company in connection with, INTER ALIA, a transaction with the listed company that may result in the potential issuance of common stock (or securities convertible into common stock) greater than 10% of either the total shares outstanding or the voting power outstanding on a pre-transaction basis.

                  "PARENT BALANCE SHEET" shall have the meaning set forth in
Section 5.07(c).

                  "PARENT BENEFIT PLANS" shall have the meaning set forth in
Section 5.09(a).

                  "PARENT CERTIFICATES" shall have the meaning set forth in
Section 3.02(a).

                  "PARENT COMMON STOCK" shall mean the common stock, par value $.01 per share, of Parent.

                  "PARENT CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 5.13(f).

                  "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

                  "PARENT ERISA AFFILIATE" shall have the meaning set forth in
Section 5.09(a).

                  "PARENT GUARANTEE" shall mean that certain guarantee issued on the date hereof by Parent guaranteeing the obligations of Company under the First Note in the form of ANNEX D attached hereto.

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                  "PARENT INTELLECTUAL PROPERTY" shall mean all Intellectual
Property that is currently used in Parent's business or the business of any Parent Subsidiary other than Intellectual Property that is widely disseminated by a third party owner by way of a non-exclusive license (for example, commonly used operating system software).

                  "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent or the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that neither (x) any such effect resulting from a change in economic or financial market conditions generally, (y) any continuing net loss incurred by Parent, substantially consistent with Parent's recent past experience nor (z) any act of God, natural disaster, civil commotion, act of terrorism, war or similar event beyond Parent's reasonable control, shall be deemed, in and of itself, to constitute a Parent Material Adverse Effect.

                  "PARENT MATERIAL CONTRACTS" shall have the meaning set forth in Section 5.10.

                  "PARENT PERMITS" shall have the meaning set forth in Section 5.06.

                  "PARENT REPORTS" shall have the meaning set forth in Section 5.07(a).

                  "PARENT STOCK OPTIONS" shall have the meaning set forth in
Section 5.03(a).

                  "PARENT STOCK PLAN" shall mean Parent's Stock Option Plan.

                  "PARENT SUBSIDIARIES" shall mean each of Parent's directly or indirectly owned Subsidiaries.

                  "PARENT TERMINATION FEE" shall have the meaning set forth in
Section 10.05(c).

                  "PARENT WARRANT" shall mean a warrant to purchase shares of Parent Common Stock.

                  "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business.

                  "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange
Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "PRE-SPLIT COMPANY COMMON STOCK" shall have the meaning set forth in Section 6.12.

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                  "REPRESENTATIVES" shall have the meaning set forth in Section
6.04(a).

                  "REVERSE SPLIT" shall have the meaning set forth in Section 6.12.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SECOND NOTE" shall mean that certain unsecured promissory note in the principal amount of $1,500,000 to be issued by Parent to Principal Stockholder in the form of ANNEX C attached hereto.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SERIES A PREFERRED DISSENTING SHARES" shall have the meaning set forth in Section 3.01(b).

                  "SERIES B PREFERRED DISSENTING SHARES" shall have the meaning set forth in Section 3.01(c).

                  "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "SURVIVING CORPORATION" shall have the meaning set forth in
Section 2.01.

                  "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts, assessments and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority (each, a "TAXING AUTHORITY"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross or net receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, franchise, business, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

                  "TAX RETURN" shall mean any return, report, statement, form, declaration, notice, notification, election, certificate or other document or information (including, without limitation, any estimated tax reports or returns, withholding tax reports or returns and information reports or returns) filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority with respect to any Taxes.

                  "TECHNOLOGY TRANSFER AGREEMENT" shall have the meaning set forth in Section 6.11.

                  "TERMINATING COMPANY BREACH" shall have the meaning set forth in Section 10.01(d).

                  "TERMINATING PARENT BREACH" shall have the meaning set forth in Section 10.01(e).

                  "THIRD NOTE" shall mean that certain unsecured promissory note in the principal amount of $1,500,000 to be issued by Parent to Principal Stockholder under the conditions described in Section 7.01(b) in the form of ANNEX C attached hereto.

                  "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (the "SURVIVING CORPORATION").

                  SECTION 2.02 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, on the date hereof, or another time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VIII, unless another date, time or place is agreed to by the parties.

                  SECTION 2.03 EFFECTIVE TIME. At the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger in such form as is required by the applicable provisions of Delaware law (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of Delaware Law (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

                  SECTION 2.04 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

                  SECTION 2.05 CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. Unless otherwise agreed by the parties before the Effective Time, at the Effective Time:

                  (a) subject to the requirements of Section 7.02, the Certificate of Incorporation and the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws;

                  (b) the officers of the Surviving Corporation shall be those persons listed on SCHEDULE I hereto, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (c) the directors of the Surviving Corporation shall be those persons listed on SCHEDULE II hereto, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

                  (a) Each share of Company Common Stock issued and outstanding immediately before the Effective Time (excluding fractional shares and shares of Company Common Stock, if any, held (i) by Persons who have not voted such shares for approval of the Merger and with respect to which such Persons shall have perfected dissenters' rights in accordance with Delaware Law ("COMMON DISSENTING SHARES"), (ii) by Parent or any Parent Subsidiary or (iii) in the treasury of Company) shall be converted into and exchangeable for (subject to the provisions of Section 3.04) that number of shares of Parent Common Stock equal to (1) the Aggregate Parent Distributable Share Number divided by (2) the Company Aggregate Share Number (the "EXCHANGE RATIO").

                  (b) Each share of Company Series A Preferred Stock issued and outstanding immediately before the Effective Time (excluding shares of Company Series A Preferred Stock, if any, held (i) by Persons who have not voted such shares for approval of the Merger and with respect to which such Persons shall have perfected dissenters' rights in accordance with Delaware Law ("SERIES A PREFERRED DISSENTING Shares"), (ii) by Parent or any Parent Subsidiary or (iii) in the treasury of Company) shall be converted into and exchangeable for (subject to the provisions of Section 3.04) that number of shares of Parent Common Stock equal to (1) the number of shares of Company Common Stock into which each share of Company Series A Preferred Stock is convertible immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio.

                  (c) Each share of Company Series B Preferred Stock issued and outstanding immediately before the Effective Time (excluding shares of Company Series B Preferred Stock, if any, held (i) by Persons who have not voted such shares for approval of the Merger and with respect to which such Persons shall have perfected dissenters' rights in accordance with Delaware Law ("SERIES B PREFERRED DISSENTING SHARES" and, collectively with any Common Dissenting Shares and Series A Preferred Dissenting Shares, "DISSENTING SHARES"), (ii) by Parent or any Parent Subsidiary or (iii) in the treasury of Company) shall be converted into and exchangeable for (subject to the provisions of Section 3.04) that number of shares of Parent Common Stock equal to (1) the number of shares of Company Common Stock into which each share of Company Series B Preferred Stock is convertible immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio.

                  (d) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted.

                  (e) Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Parent and shall not be affected by the Merger.

                  SECTION 3.02 EXCHANGE OF SHARES OTHER THAN DISSENTING SHARES AND TREASURY SHARES.

                  (a) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the holders of Company Common Stock and Company Preferred Stock certificates of shares of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Sections 3.01(a) and 3.01(b) in exchange for shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time.

                  (b) EXCHANGE PROCEDURES. Parent shall, promptly (and in any event within ten (10) Business Days) after the date of the Closing, mail to each holder of record of certificates of Company Common Stock and Company Preferred Stock ("COMPANY CERTIFICATES") whose shares were converted into the right to receive shares of Parent Common Stock: (i) a form letter of transmittal in form and substance reasonably satisfactory to Company and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates. Upon surrender of a Company Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by Parent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock or Company Preferred Stock will be deemed from and after the Effective Time, for all purposes other than the payment of dividends and distributions, to evidence the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock or Company Preferred Stock, as the case may be, shall have been so converted.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(c)) with respect to such shares of Parent Common Stock.

                  (d) TRANSFER OF OWNERSHIP. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (e) UNDELIVERED PARENT CERTIFICATES. Parent Certificates which have not been delivered to holders of Company Certificates pursuant to this
Article III within six (6) months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to shares of Parent Common Stock to which they are entitled.

                  (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 3.02, none of Parent, the Surviving Corporation or any party hereto shall be liable to any Person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 3.03 STOCK TRANSFER BOOKS. As of the Effective Time, the stock transfer books of Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of whole shares of Parent Common Stock into which such shares of Company Common Stock or Company Preferred Stock, as the case may be, shall have been converted shall be issued to the transferee together with a cash payment in the amount of dividends, if any, in accordance with Section 3.02(c) hereof, if the certificate or certificates representing such shares of Company Common Stock or Company Preferred Stock, as the case may be, is or are surrendered as provided in Section 3.02(b) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 3.04 NO FRACTIONAL SHARE CERTIFICATES. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, but in lieu thereof, the number of shares of Parent Common Stock to be distributed to each holder of Company Preferred Stock or, if applicable, Company Common Stock shall be rounded up to the nearest whole share.

                  SECTION 3.05 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock, Company Common Stock or Company Preferred Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Exchange Ratios shall be adjusted accordingly to provide to Parent and the stockholders of Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                  SECTION 3.06 DISSENTERS' RIGHTS. Any Dissenting Shares shall not be converted into, or be exchangeable for, the right to receive shares of Parent Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right of appraisal and payment, as the case may be. Company shall give Parent prompt notice of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Neither Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payments with respect to, or settle or offer to settle, any such demand for appraisal rights. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Company

Capital Stock, the number of shares of Parent Common Stock to which such stockholder would otherwise be entitled pursuant to this Article III.

                  SECTION 3.07 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 3.01; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent or the Surviving Corporation with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  SECTION 3.08 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of Company or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, at Parent's expense, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Each of Company and Principal Stockholder, jointly and severally, hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

                  SECTION 4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each of Company and each Company Subsidiary has been duly organized and is validly existing and in good standing (if such a concept exists in the applicable jurisdiction of organization) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (if such a concept exists in the applicable jurisdiction of organization), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) SCHEDULE 4.01 of the Company Disclosure Schedule sets forth a true and complete list of each Company Subsidiary, together with the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary. Except as set forth in SCHEDULE 4.01 of the Company Disclosure Schedule and except for Company's ownership of its Subsidiaries, neither Company nor any Company Subsidiary owns, directly or indirectly, an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, or that exceeds 10% of the equity of such entity.

                  SECTION 4.02 CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of Company's Certificate of Incorporation and bylaws previously provided to Parent by Company are true, complete and correct copies thereof. Such Certificate of Incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its Certificate of Incorporation or bylaws.

                  SECTION 4.03 CAPITALIZATION. The authorized capital stock of Company consists of 120,000,000 shares of Company Common Stock and 9,000,000 shares of Company Preferred Stock. As of the date hereof, before giving effect to the Reverse Split, (i) 95,743,201 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) no shares of Company Common Stock are held in the treasury of Company,
(iii) no shares of Company Common Stock are held by Company Subsidiaries and
(iv) 7,700,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options, Company Warrants and the conversion provisions of the Company Preferred Stock. The name of each holder of a Company Stock Option or Company Warrant and the number of shares of Company Common Stock for which each Company Stock Option or Company Warrant is exercisable is set forth in SCHEDULE 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plan and as otherwise set forth in SCHEDULE 4.03 of the Company Disclosure Schedule, there are no options, warrants, debt securities or other rights, agreements, arrangements or commitments of any character to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any

Company Subsidiary or any other Person. Except as set forth in SCHEDULE 4.03 of the Company Disclosure Schedule, there are no agreements or trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting or disposition of the Company Common Stock or the Company Preferred Stock, and the Company is not aware of any such agreements among its stockholders. Except as set forth in SCHEDULE 4.03 of the Company Disclosure Schedule, there are no agreements, undertakings or arrangements granting any Person the right to require Company or any Company Subsidiary to register or to allow such person to participate in any registration of any securities of Company or any Company Subsidiary. The stockholders listed on
SCHEDULE 4.03 of the Company Disclosure Schedule constitute all of the stockholders of Company.

                  SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the filing and recordation of the Certificate of Merger as required by Delaware Law). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  SECTION 4.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Assuming that the Certificate of Merger is filed and recorded as required by Delaware Law, the execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in
Section 4.05(b) have been obtained or waived and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) assuming that all consents described in SCHEDULE 4.05 of the Company Disclosure Schedule have been obtained or waived, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any Company Subsidiary is a party or by which Company or any

Company Subsidiary or any of their respective assets are bound (other than advertising sales contracts constituting less than five percent of Company's total revenue).

                  (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Securities Act, Blue Sky Laws, the premerger notification requirements of the HSR Act, if applicable, and the filing and recordation of the Certificate of Merger as required by Delaware Law.

                  SECTION 4.06 PERMITS; COMPLIANCE WITH LAWS. Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, other than those, the failure of which to possess, could not reasonably be expected to have, individually, or in the aggregate, a Company Material Adverse Effect (collectively, the "COMPANY PERMITS"), and none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened in writing. Except as set forth on SCHEDULE
4.06 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. SCHEDULE 4.06 of the Company Disclosure Schedule sets forth all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened in writing against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any Company Permit. Since January 1, 2000, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

                  SECTION 4.07 FINANCIAL STATEMENTS.

                  (a) SCHEDULE 4.07(A) of the Company Disclosure Schedule includes copies of (i) the draft audited consolidated balance sheet of Company at December 31, 2000, together with the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000 and the notes thereto, together with the draft opinion of Company's auditors (the "COMPANY AUDITED FINANCIAL STATEMENTS"), and (ii) the unaudited consolidated balance sheet of Company at September 30, 2001, together with the related statements of operations, stockholders' equity and cash flows for the nine-month period ended September 30, 2001 (the "COMPANY UNAUDITED FINANCIAL STATEMENTS" and, together with the Company Audited Financial Statements, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements were prepared in accordance with U.S. GAAP (except, in the case of the Company Unaudited Financial Statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of the Company Unaudited Financial Statements, to normal and recurring immaterial year-end adjustments).

                  (b) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as of September 30, 2001, which is part of the Company Unaudited Financial Statements (the "COMPANY BALANCE SHEET"), or as set forth on SCHEDULE 4.07(B) of the Company Disclosure Schedule, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for (i) liabilities or obligations which do not in the aggregate exceed $250,000 or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2001.

                  (c) None of Company or any Company Subsidiary has any outstanding Indebtedness (other than trade payables incurred in the ordinary course of business consistent with past practice).

                  SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except as otherwise set forth on SCHEDULE 4.08 of the Company Disclosure Schedule, since September 30, 2001 and prior to the date hereof, there has not been (i) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (ii) any material change by Company or any Company Subsidiary in its accounting methods, principles or practices, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or Company Preferred Stock or any redemption, purchase or other acquisition by Company of any of Company's securities, (iv) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, change in control, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Company or any Company Subsidiary, (v) any issuance or sale by Company or any Company Subsidiary of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vi) any amendment to Company's Certificate of Incorporation or bylaws, (vii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets by Company or any Company Subsidiary, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, of Company or any Company Subsidiary, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (z) waiver by Company or any Company Subsidiary of any rights of material value or cancellation or any material debts or claims, or (viii) any entering into by Company or any Company Subsidiary of any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

                  (b) Except as otherwise set forth on SCHEDULE 4.08 of the Company Disclosure Schedule, since September 30, 2001, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any incurrence by Company or any Company Subsidiary of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, (iii) any incurrence by Company or any Company Subsidiary of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business, consistent with past practice, or (iv) to the Knowledge of Company, any impairment, modification or event, or notice of any pending or threatened impairment, modification or event which could be reasonably expected to result in a loss, impairment, or diminution in value on a going forward basis of the contractual and business relationships of Company or any Company Subsidiary with any of its material customers, material vendors or material suppliers, other than any impairment, modification or event which could not reasonably be expected to result in a loss of the relationship of Company or any Company Subsidiary with such customer, vendor or supplier or a loss of a material amount of business or a material change in profit margins with respect to such customer, vendor or supplier.

                  SECTION 4.09 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) With respect to each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Company (a "COMPANY ERISA AFFILIATE") pursuant to Code Section 414(b), (c), (m) or (o) that covers or covered former or current employees of Company or any of its Subsidiaries (or any beneficiary thereof), whether domestic or foreign, or with respect to which Company or any Company ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or
Section 412 of the Code (the "COMPANY BENEFIT Plans"), other than with respect to the Foreign Plans, Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan,
(iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is intended to be qualified under Section 401(a) of the Code. None of Company, any Company Subsidiary or any Company Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which Company, any Company Subsidiary or any Company ERISA Affiliate could reasonably be expected to be subject to any material liability (other than for routine benefit liabilities) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law.

                  (c) (i) Each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code and as to the exempt status under Section 501(a) of the Code of each trust established thereunder or Company has applied or will apply to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, and to the Knowledge of Company, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to the Knowledge of Company, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or
(B) if the Company Benefit Plan is a pension benefit plan subject to Part 3 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Company is threatened in writing, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS, United States Department of Labor or other applicable Governmental Entity (other than routine benefits claims).

                  (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or Section 412 of the Code and none of Company, any Company Subsidiary or any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a reasonable risk to Company, any Company Subsidiary or any Company ERISA Affiliate of incurring or being subject

(whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or
Section 412(n) of the Code.

                  (e) Company has listed on SCHEDULE 4.09(E) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company and each Company Subsidiary, (ii) all severance plans, agreements, programs and policies of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. Except as set forth in
SCHEDULE 4.09(E) of the Company Disclosure Schedule, which discloses the Company's estimate of excess parachute payments based on assumptions described therein, no payment or benefit which will be made by Company or any Company Subsidiary under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment)
(i) entitle any current or former employee or other service provider of Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  (f) Except as described in SCHEDULE 4.09(F) of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to Persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary. There is no labor dispute, strike or work stoppage against Company or any Company Subsidiary pending or, to the Knowledge of Company, threatened in writing which may interfere with the respective business activities of Company or any Company Subsidiary. To the Knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

                  (g) Except as required by Law, no Company Benefit Plan provides retiree or post-employment medical, disability or life insurance benefits to any Person. To the Knowledge of Company, Company and the Company ERISA Affiliates comply in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

                  (h) With respect to each Foreign Plan, the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Foreign Plan according to actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations. Each Foreign Plan which is intended to offer tax-favored treatment to its participants under applicable laws has received, to the extent applicable, a favorable ruling or letter from the applicable Governmental Entity as to its tax-favored status and to the Knowledge of Company, no fact or event has occurred to adversely affect the tax-favored status of such Foreign Plan.

                  SECTION 4.10 CONTRACTS. Except for the contracts and agreements described in SCHEDULE 4.10 of the Company Disclosure Schedule (collectively, the "COMPANY MATERIAL CONTRACTS"), neither Company nor the Company Subsidiaries is a party to or bound by any material contract (it being agreed that to the extent a contract is not listed on SCHEDULE 4.10 because of the dollar amount or other qualifications set forth in this Section 4.10, such contract shall not be deemed to be a material contract), including without limitation, the following contracts (which for purposes of this Agreement shall be deemed Company Material Contracts):

                  (a) any distributor, sales, advertising, agency or manufacturer's representative contract that constitutes five percent or more of Company's gross revenues or that contains a revenue guarantee;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $50,000 per annum;

                  (c) any contract that expires or may be renewed at the option of any Person other than Company so as to expire more than one (1) year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with U.S. GAAP;

                  (e) any contract for capital expenditures in excess of $50,000 in the aggregate;

                  (f) any contract limiting the freedom of Company or any Company Subsidiary to engage in any line of business or to compete with any other Person, or any confidentiality, secrecy or non-disclosure contract;

                  (g) any contract pursuant to which Company or any Company Subsidiary is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $50,000 per annum;

                  (h) any contract with any Person with whom Company or any Company Subsidiary does not deal at arm's length within the meaning of the Code;

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment by Company or any Company Subsidiary with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

                  (j) any agreement relating to the acquisition or disposition by Company or any Company Subsidiary of a business, line of business or material amount of assets.

                  Company and/or each Company Subsidiary, as applicable, has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and to the Knowledge of Company, is not alleged to be in default in respect of, any Company Material Contract. Each of the Company Material Contracts is in full force and effect, unamended, and there exists no material default or event of default or event, occurrence, condition or act, with respect to Company or any Company Subsidiary or to the Knowledge of Company with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a material default or event of default under any Company Material Contract. True, correct and complete copies of all Company Material Contracts have been delivered or made available to Parent.

                  SECTION 4.11 LITIGATION. Except as set forth on SCHEDULE 4.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened in writing against Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein and, to the Knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, actions, proceeding or investigation. To the Knowledge of Company, there are no facts or circumstances that could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein.

                  SECTION 4.12 ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws, (b) all past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability, and (c) neither Company nor any Company Subsidiary has released, nor to the Knowledge of Company has any other Person released, a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of, or under circumstances that could otherwise result in liability under, any Environmental Law.

                  SECTION 4.13 INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 4.13(A) of the Company Disclosure Schedule contains an accurate and complete list of (i) all patents and patent applications, trademarks, service marks, Internet domain names and applications therefor, and copyrights and copyright applications, which are part of the Company Intellectual Property and which have been issued or registered by, or filed with, any United States, foreign or international governmental or other body having authority to issue, register or review the same, and (ii) all material software licenses and all other licenses, sublicenses and other agreements to which Company or any Company Subsidiary is a party and pursuant to which any third party is authorized by Company or any Company Subsidiary to use any Company Intellectual Property or pursuant to which Company or any Company Subsidiary is granted rights under any third party Intellectual Property, other than licenses to use "off the shelf" software.

                  (b) Except as provided in SCHEDULE 4.13(B) of the Company Disclosure Schedule, the Company Intellectual Property is: (i) owned solely and exclusively by Company or a Company Subsidiary, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements or encumbrances of any kind or (ii) rightfully used or otherwise enjoyed by Company or the Company Subsidiaries pursuant to one or more license agreements, each of which license agreements is, to the Knowledge of Company, valid and enforceable.

                  (c) Except as set forth on SCHEDULE 4.13(C) of the Company Disclosure Schedule, no action is currently pending which asserts that Company or any Company Subsidiary is, and to the Knowledge of Company, neither Company nor any Company Subsidiary is, infringing on, misappropriating or diluting any Intellectual Property of any Person. Except as set forth on SCHEDULE 4.13(C) of the Company Disclosure Schedule, neither Company nor any Company Subsidiary has received notice from any Person within the past twelve (12) months asserting that Company or any Company Subsidiary is infringing on, misappropriating or diluting any Intellectual Property of any such Person. To the Knowledge of Company, no action is currently pending which asserts that any Person is infringing on any Company Intellectual Property, and neither Company nor any Company Subsidiary has asserted any such claims against any Person within the past twelve (12) months.

                  (d) Except as set forth on SCHEDULE 4.13(D) of the Company Disclosure Schedule, all patents and patent applications, trademarks, service marks, Internet domain names and applications therefor, and copyrights and copyright applications included in the Company Intellectual Property that are owned by Company are being and have been duly maintained, are in full force and effect and have not been cancelled, expired or abandoned.

                  (e) Except as set forth on SCHEDULE 4.13(E) of the Company Disclosure Schedule, Company has secured valid written assignments from all consultants and employees who made material contributions to the creation or development of any Company Intellectual Property of the rights to such contributions that Company does not already own by operation of law, and Company has caused such consultants and employees to comply with the minimum requirements for inventorship of patents and authorship of copyrights applicable under the federal laws of the United States.

                  (f) Company has taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents, patent applications or copyright ("COMPANY CONFIDENTIAL INFORMATION"). All use, disclosure or appropriation of Company Confidential Information owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation by Company of Company Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Company Confidential Information, or is otherwise lawful.

                  SECTION 4.14 TAXES.

                  (a) Company and each of the Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them (or have timely filed requests for extensions of the filing dates and have met all subsequent filing deadlines with respect to such proceedings) and have paid all Taxes shown thereon to be due. All Tax Returns filed by Company and each of the Company Subsidiaries are true, correct and complete in all material respects (without limitation, indications of asset basis, asset class, and amount (if any) of net operating losses shall be deemed not to be "material"). Neither Company nor any Company Subsidiary has any liability for unpaid Taxes (whether or not shown to be due on any Tax Return) which has not been accrued for or reserved on the Company Balance Sheet in accordance with U.S. GAAP, whether asserted or unasserted, contingent or otherwise, other than liabilities for unpaid Taxes that have accrued since September 30, 2001 in connection with the operation of the business of Company and each Company Subsidiary consistent with past practice.

                  (b) Except as set forth on SCHEDULE 4.14 of the Company Disclosure Schedule, there is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Taxing Authority or, to the Knowledge of Company, is pending or threatened, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Company or any Company Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of
Section 280G, Section 404 or Section 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company or any Company Subsidiary is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                  (c) Company and the Company Subsidiaries have not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (d) Neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

                  (e) Neither Company nor any Company Subsidiary is a party to any Tax sharing, Tax indemnity or Tax allocation agreement or arrangement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

                  (f) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (g) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Principal Stockholder was not the ultimate parent corporation or is liable for any Tax imposed on any other Person, except as the result of the application of Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law) to the affiliated group of which Principal Stockholder is the common parent..

                  (h) Company and each Company Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

                  (i) Neither Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (j) Company and each Company Subsidiary are in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

                  (k) No claim has ever been made by any Taxing Authority in a jurisdiction where Company or any Company Subsidiary does not file Tax Returns that Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

                  (l) Company and each Company Subsidiary have withheld and paid over all Taxes required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (m) No items of income attributable to transactions occurring on or before the close of the last preceding taxable year of Company or any Company Subsidiary will be required to be included in taxable income by Company or any Company Subsidiary in a subsequent taxable year by reason of Company or any Company Subsidiary reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of completion capitalized cost method of accounting.

                  (n) True and complete copies of all Tax Returns filed by Company and each Company Subsidiary for each of the taxable years ended on or after December 31, 1997 have been delivered or made available to Parent.

                  SECTION 4.15 INSURANCE. Company and each Company Subsidiary is presently insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company and the Company Subsidiaries provide, in the good faith judgment of the Company's management, reasonably adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list of all insurance policies maintained by Company or the Company Subsidiaries as of the date hereof, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

                  SECTION 4.16 PROPERTIES. Except as set forth on SCHEDULE 4.16 of the Company Disclosure Schedule, Company and the Company Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company Unaudited Financial Statements as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to Company's business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                  SECTION 4.17 BROKERS. Except as set forth on SCHEDULE 4.17 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

                  SECTION 4.18 BUSINESS ACTIVITY RESTRICTION. Except as set forth on SCHEDULE 4.18 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary has entered into any agreement under which Company or any Company Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                  SECTION 4.19 AFFILIATE TRANSACTIONS. Except as set forth on
SCHEDULE 4.19 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is a party to any agreement with or has any interest in any property (whether real or personal, tangible or intangible) of any of its affiliates, stockholders, employees, officers, directors or any entities affiliated with any such persons or any family members of any such persons, nor are there any agreements or understandings for the provision, directly or indirectly, of services by and between Company and any Company Subsidiary, on the one hand, and any of its affiliates, stockholders, employees, associates, officers, directors or any entities affiliated with any such persons or any family members of any such persons, on the other hand (other than inter-company arrangements between Company and Company Subsidiaries and among Company Subsidiaries and services provided in their capacity as employees, officers and directors).

                  SECTION 4.20 CERTAIN BUSINESS PRACTICES. Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  SECTION 4.21 ACCREDITED INVESTORS. To the Knowledge of Company, following the filing of the Charter Amendment, no more than 35 of the Rolex Stockholders are not "accredited investors" as that term is defined in Rule 501 promulgated under the Securities Act.

                  SECTION 4.22 CASH POSITIONS. As of the Closing, Company shall have cash on hand in an amount equal to or exceeding $1,500,000.

                                   ARTICLE IVA

             REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDER

                  Principal Stockholder hereby represents and warrants to Parent and Merger Sub, with respect to itself and the shares of Company set forth opposite its name on SCHEDULE 4A.03, subject to the exemptions specifically disclosed in writing in the Principal Stockholder Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IVA, that:

                  SECTION 4A.01 ORGANIZATION AND QUALIFICATION. Principal Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  SECTION 4A.02 CERTIFICATE OF INCORPORATION AND BYLAWS. Principal Stockholder is not in violation of any of the provisions of its Certificate of Incorporation or bylaws.

                  SECTION 4A.03 TITLE TO SHARES. Principal Stockholder represents that it owns the number and class and series of shares of Company set forth opposite its name on SCHEDULE 4A.03 of the Principal Stockholder Disclosure Schedule, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

                  SECTION 4A.04 AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) Principal Stockholder has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Principal Stockholder and the consummation by Principal Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Principal Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Principal Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Principal Stockholder, enforceable against Principal Stockholder in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  (b) Principal Stockholder has all necessary corporate power and authority to execute and deliver the Lock-Up Agreement and to perform its obligations thereunder. The execution and delivery of the Lock-Up Agreement by Principal Stockholder have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Principal Stockholder are necessary to authorize the Lock-Up Agreement. The Lock-Up Agreement has been duly executed and delivered by Principal Stockholder and, assuming the due authorization, execution and delivery by Timex, constitutes the legal, valid and binding obligation of Principal Stockholder, enforceable against Principal Stockholder in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  SECTION 4A.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. Assuming that the Certificate of Merger is filed and recorded as required by Delaware Law, the execution and delivery of this Agreement and the Lock-Up Agreement by Principal Stockholder do not, and the performance by Principal Stockholder of its obligations hereunder and thereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or bylaws of Principal Stockholder, (ii) conflict with or violate any Law applicable to Principal Stockholder or by which any property or asset of Principal Stockholder is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Principal Stockholder pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Principal Stockholder is a party or by which Principal Stockholder or any of its assets are bound.

                  SECTION 4A.06 ACQUISITION OF STOCK FOR INVESTMENT. Principal Stockholder acknowledges that the shares of Parent Common Stock that it receives hereunder may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of by him, her or it without registration under the Securities Act, except pursuant to an exemption from such registration under the Securities Act, and in compliance with applicable Blue Sky Laws. Principal Stockholder represents that it has no current plan or current intention to dispose of its Parent Common Stock after the Merger.

                  SECTION 4A.07 ACCREDITED INVESTOR. Except as set forth in
SCHEDULE 4A.07 of the Principal Stockholder Disclosure Schedule, Principal Stockholder represents that it is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

                  SECTION 4A.08 DISCLOSURE OF INFORMATION. Principal Stockholder acknowledges that:

                  (a) it has had an opportunity to ask questions of and to receive answers from the officers of Parent with respect to the business, results of operations, financial conditions and prospects of Parent and has read the Confidential Memorandum;

                  (b) it has made its own independent examination, investigation, analysis and evaluation of Parent, including but not limited to an evaluation of the value of the Parent Common Stock to be received by it; and

                  (c) it has not, in connection with this Agreement and the transactions contemplated hereby, relied in any respect on any information, analyses or materials (other than the representations and warranties set forth herein and in the Confidential Memorandum) provided to it by Parent or any affiliate of Parent or any officer or representative thereof.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub hereby represents and warrants to Company and to Principal Stockholder, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

                  SECTION 5.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  Except as set forth in SCHEDULE 5.01 of the Parent Disclosure Schedule, Parent and each Parent Subsidiary, including Merger Sub, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent and each Parent Subsidiary, including Merger Sub, is duly qualified or licensed to do business, and is in good standing (if such a concept exists in the applicable jurisdiction), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Sub shall be the wholly owned subsidiary of Neversleepagain Holding Corp., a Delaware corporation, which in turn shall be the wholly owned Subsidiary of Neversleep Holding Corp., a Delaware corporation, which shall be the wholly owned Subsidiary of Parent (the foregoing including Merger Sub but excluding Parent being the "CHAIN SUBSIDIARIES").

                  SECTION 5.02 CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of each of Parent's and Merger Sub's Certificates of Incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such Certificates of Incorporation and bylaws are in full force and effect. Parent is not in violation of any of the provisions of its Certificate of Incorporation or bylaws.

                  SECTION 5.03 CAPITALIZATION.

                  (a) The authorized capital stock of Parent consists of 140,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share. As of October 23, 2001, (i) 41,290,794 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock were held in the treasury of Parent, (iii) no shares of Parent Common Stock were held by the Parent Subsidiaries and (iv) 11,236,173 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding options ("PARENT STOCK OPTIONS") and Parent Warrants and Parent Restricted Stock. Between October 23, 2001 and the date of this Agreement, Parent has not issued any shares of Parent Common Stock, Parent Warrants, options or other securities, other than Parent Stock Options to new employees and shares of Parent Common Stock issued upon exercise of Parent Stock Options which were outstanding as of October 23, 2001. Except for shares of Parent Common Stock issuable pursuant to the Parent Stock Plan and as otherwise set forth in SCHEDULE 5.03 of the Parent Disclosure Schedule and 76,500 in Parent Restricted Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person. Except as set forth in
SCHEDULE 5.03 of the Parent Disclosure Schedule, there are no agreements or trusts or other agreements or understandings to which the Parent or any Parent Subsidiary is a party with respect to the voting or disposition of the Parent Common Stock, and Parent is not aware of any such agreements among its stockholders. Except as set forth in SCHEDULE 5.03 of the Parent Disclosure Schedule, there are no agreements, undertakings or arrangements granting any Person the right to require Parent or any Parent Subsidiary to register or to allow such person to participate in any registration of any securities of Parent or any Parent Subsidiary.

                  (b) All of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and (ii) upon the conversion of any Company Stock Option or Company Warrant into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in accordance with Section 3.05, when issued upon exercise thereof following the Effective Time, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Parent.

                  SECTION 5.04 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the filing and recordation of the Certificate of Merger as required by Delaware
Law). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by Company, this Agreement constitutes a legal, valid and binding obligation of Parent and/or Merger Sub, as the case may be, enforceable against Parent and Merger Sub in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  (b) Parent has all necessary corporate power and authority to execute and deliver the First Note, the Second Note and the note described in
Section 7.01(b) hereof (the "THIRD NOTE"), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the First Note, the Second Note and the Third Note by Parent and the consummation by Parent of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize the First Note or to consummate the transactions contemplated thereby. The First Note has been duly executed and delivered by Parent and constitutes, and, when issued, the Second Note and the Third Note each will constitute, the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  SECTION 5.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Assuming that the Certificate of Merger is filed and recorded as required by Delaware Law, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained or waived and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) assuming that all consents described in SCHEDULE
5.05 of the Parent Disclosure Schedule have been obtained or waived, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any of their respective assets are bound.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by Delaware Law. In addition, Parent will be required to make certain filings with the NNM.

                  SECTION 5.06 PERMITS; COMPLIANCE WITH LAWS. Parent and the Parent Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, other than those, the failure of which to possess, could not reasonably be expected to have, individually, or in the aggregate, a Parent Material Adverse Effect (collectively, the "PARENT PERMITS"), and none of the Parent Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Parent, threatened in writing. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. SCHEDULE
5.06 of the Parent Disclosure Schedule sets forth all actions, proceedings, investigations or surveys pending or, to the Knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary that could reasonably be expected to result in the suspension or cancellation of any material Parent Permit. Since January 1, 2000, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

                  SECTION 5.07 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since August 13, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report filed prior to the date hereof (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this Section 5.07(a) was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of June 30, 2001 as reported in Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (the "PARENT BALANCE SHEET"), none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for (i) liabilities or obligations which do not in the aggregate exceed $250,000 or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2001.

                  SECTION 5.08 ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Except as otherwise set forth on SCHEDULE 5.08 of the Parent Disclosure Schedule, since June 30, 2001 and prior to the date hereof, there has not been (i) any event that could reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the Merger by Parent, (ii) any material change by Parent or any Parent Subsidiary in its accounting methods, principles or practices, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of the Parent Common Stock or any redemption, purchase or other acquisition by Parent of any of Parent's securities, (iv) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, change in control, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary, (v) any issuance or sale by Parent or any Parent Subsidiary of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vi) any amendment to Parent's Certificate of Incorporation or bylaws, (vii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets by Parent or any Parent Subsidiary, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, of Parent or any Parent Subsidiary, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or (z) waiver by Parent or any Parent Subsidiary of any rights of material value or cancellation or any material debts or claims, or (viii) any entering into by Parent or any Parent Subsidiary of any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

                  SECTION 5.09 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) With respect to each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Parent or any Parent Subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Parent (a "PARENT ERISA AFFILIATE") pursuant to Code Section 414(b), (c),
(m) or (o), or with respect to which Parent or any Parent ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code (the "PARENT BENEFIT PLANS"), Parent has delivered or made available to Company a true, complete and correct copy of (i) such Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Parent Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Parent Benefit Plan, if it is intended to be qualified under Section 401(a) of the Code. None of Parent, any Parent Subsidiary or any Parent Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent, any Parent Subsidiary or any Parent ERISA Affiliate could reasonably be expected to be subject to any material liability (other than for routine benefit liabilities) under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law.

                  (c) (i) Each Parent Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code and as to the exempt status under Section 501(a) of the Code of each trust established thereunder or Parent will apply to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, and to the Knowledge of Parent no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust; (ii) to Knowledge of Parent, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Benefit Plan; (iii) each Parent Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Parent Benefit Plan is a pension benefit plan subject to Part 3 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Parent is threatened in writing, against or with respect to any such Parent Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

                  (d) No Parent Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or Section 412 of the Code and none of Parent, any Parent Subsidiary or any Parent ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a reasonable risk to Parent, any Parent Subsidiary or any Parent ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Parent or any Parent ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

                  (e) Parent has listed on SCHEDULE 5.09(E) of the Parent Disclosure Schedule and has delivered to Company true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Parent and each Parent Subsidiary, (ii) all severance plans, agreements, programs and policies of Parent and each Parent Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Parent and each Parent Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. Except as set forth in
SCHEDULE 5.09(E) of the Parent Disclosure Schedule, which discloses the Parent's estimate of excess parachute payments based on assumptions described therein, no payment or benefit which will be made by Parent or any Parent Subsidiary under any Parent Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment) (i) entitle any current or former employee or other service provider of Parent or any Parent Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  (f) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to Persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. There is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the Knowledge of Parent, threatened in writing which may interfere with the respective business activities of Parent or any Parent Subsidiary. To the Knowledge of

Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

                  (g) Except as required by Law, no Parent Benefit Plan provides retiree or post-employment medical, disability or life insurance benefits to any Person. To the Knowledge of Parent, Parent and the Parent ERISA Affiliates comply in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

                  SECTION 5.10 CONTRACTS. Except for the contracts and agreements described in SCHEDULE 5.10 of the Parent Disclosure Schedule (collectively, the "PARENT MATERIAL CONTRACTS"), neither Parent nor the Parent Subsidiaries is a party to or bound by any material contract, including without limitation, the following contracts (which for purposes of this Agreement shall be deemed Parent Material Contracts):

                  (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $250,000 per annum;

                  (c) any contract that expires or may be renewed at the option of any Person other than Parent so as to expire more than one (1) year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with U.S. GAAP;

                  (e) any contract for capital expenditures in excess of $250,000 in the aggregate;

                  (f) any contract limiting the freedom of Parent or any Parent Subsidiary to engage in any line of business or to compete with any other Person, or any confidentiality, secrecy or non-disclosure contract;

                  (g) any contract pursuant to which Parent or any Parent Subsidiary is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $250,000 per annum;

                  (h) any contract with any Person with whom Parent or any Parent Subsidiary does not deal at arm's length within the meaning of the Code;

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment by Parent or any Parent Subsidiary with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

                  (j) any agreement relating to the acquisition or disposition by Parent or any Parent Subsidiary of a business, line of business or material amount of assets.

                  Parent and/or each Parent Subsidiary, as applicable, has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and to the Knowledge of Parent, is not alleged to be in default in respect of, any Parent Material Contract. Each of the Parent Material Contracts is in full force and effect, unamended, and there exists no material default or event of default or event, occurrence, condition or act, with respect to Parent or any Parent Subsidiary or to the Knowledge of Parent with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a material default or event of default under any Parent Material Contract. True, correct and complete copies of all Parent Material Contracts have been delivered or made available to Company.

                  SECTION 5.11 LITIGATION. Except as set forth on SCHEDULE 5.11 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein, and, to the Knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. To the Knowledge of Parent, there are no facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein.

                  SECTION 5.12 ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and the Parent Subsidiaries are in compliance with all applicable Environmental Laws and all Parent Permits required by Environmental Laws, (b) all past noncompliance of Parent or any Parent Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability and (c) neither Parent nor any Parent Subsidiary has released, nor to the Knowledge of Parent has any other Person released, a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Parent or any Parent Subsidiary, in violation of, or under circumstances that could otherwise result in liability under, any Environmental Law.

                  SECTION 5.13 INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 5.13(A) of the Parent Disclosure Schedule contains an accurate and complete list of (i) all patents and patent applications, trademarks, service marks, Internet domain names and applications therefor, and copyrights and copyright applications, which are part of the Parent Intellectual Property and which have been issued or registered by, or filed with, any United States, foreign or international governmental or other body having authority to issue, register or review the same, and (ii) all licenses, sublicenses and other agreements to which Parent or any Parent Subsidiary is a party and pursuant to which Parent or any Parent Subsidiary is granted rights under any third party Intellectual Property, other than licenses to use "off the shelf" software, or pursuant to which any third party is authorized by Parent or any Parent Subsidiary to use any Intellectual Property.

                  (b) Except as provided in SCHEDULE 5.13(B) of the Parent Disclosure Schedule, the Parent Intellectual Property is: (i) owned solely and exclusively by Parent or a Parent Subsidiary, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements or encumbrances of any kind or (ii) rightfully used or otherwise enjoyed by Parent or the Parent Subsidiaries pursuant to one or more license agreements, each of which license agreements is, to the Knowledge of Parent, valid and enforceable.

                  (c) To the Knowledge of Parent, neither Parent nor any Parent Subsidiary is, and no action is currently pending which asserts that Parent or any Parent Subsidiary is, infringing on any Intellectual Property of any Person. Neither Parent nor any Parent Subsidiary has received notice from any Person within the past twelve (12) months asserting that Parent or any Parent Subsidiary is infringing on any Intellectual Property of any such Person. To the Knowledge of Parent, no action is currently pending which asserts that any Person is infringing on any Parent Intellectual Property, and neither Parent nor any Parent Subsidiary has asserted any claim of such infringement against any Person within the past twelve (12) months.

                  (d) All intellectual property registrations included in the Parent Intellectual Property have been duly maintained, are in full force and effect and have not been cancelled, expired or abandoned.

                  (e) Parent has secured valid written assignments from all consultants and employees who contributed to the creation or development of any Parent Intellectual Property of the rights to such contributions that Parent does not already own by operation of law.

                  (f) Parent has taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Parent Intellectual Property not otherwise protected by patents, patent applications or copyright ("PARENT CONFIDENTIAL INFORMATION"). All use, disclosure or appropriation of Parent Confidential Information owned by Parent by or to a third party has been pursuant to the terms of a written agreement between Parent and such third party. All use, disclosure or appropriation by Parent of Parent Confidential Information not owned by Parent has been pursuant to the terms of a written agreement between Parent and the owner of such Parent Confidential Information, or is otherwise lawful.

                  SECTION 5.14 TAXES.

                  (a) Parent and each of the Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any Parent Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them (or have timely filed requests for extensions of the filing dates and have met all subsequent filing deadlines with respect to such extensions) and have paid all Taxes shown thereon to be due. All Tax Returns filed by Parent and each of the Parent Subsidiaries are true, correct and complete in all material respects. Neither Parent nor any Parent Subsidiary has any liability for unpaid Taxes (whether or not shown to be due on any Tax Return) which has not been accrued for or reserved on the Parent Balance Sheet in accordance with U.S. GAAP, whether asserted or unasserted, contingent or otherwise, other than liabilities for unpaid Taxes that have accrued since June 30, 2001 in connection with the operation of the business of Parent and each Parent Subsidiary consistent with past practice.

                  (b) There is (i) no material claim for Taxes that is a lien against the property of Parent or any Parent Subsidiary or is being asserted against Parent or any Parent Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Parent or any Parent Subsidiary being conducted by a Taxing Authority or, to the Knowledge of Parent, is pending or threatened, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Parent or any Parent Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Parent or any Parent Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G, Section 404 or Section 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent or any Parent Subsidiary is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                  (c) Parent and the Parent Subsidiaries have not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (d) Neither Parent nor any Parent Subsidiary has filed or will file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Parent or any Parent Subsidiary.

                  (e) Neither Parent nor any Parent Subsidiary is a party to any Tax sharing, Tax indemnity or Tax allocation agreement or arrangement nor does Parent or any Parent Subsidiary have any liability or potential liability to another party under any such agreement.

                  (f) Neither Parent nor any Parent Subsidiary has filed any disclosures under Section 6662 or the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (g) Neither Parent nor any Parent Subsidiary has ever been a member of a consolidated, combined or unitary group of which Parent was not the ultimate parent corporation or is liable for any Tax imposed on any other Person, except as the result of the application of Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law) to the affiliated group of which Parent is the common parent.

                  (h) Parent and each Parent Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither Parent nor any Parent Subsidiary has ever been a "personal holding Parent" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

                  (i) Neither Parent nor any Parent Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (j) Parent and each Parent Subsidiary are in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

                  (k) No claim has ever been made by any Taxing Authority in a jurisdiction where Parent or any Parent Subsidiary does not file Tax Returns that Parent or any Parent Subsidiary is or may be subject to taxation by that jurisdiction.

                  (l) Parent and each Parent Subsidiary have withheld and paid over all Taxes required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (m) No items of income attributable to transactions occurring on or before the close of the last preceding taxable year of Parent or any Parent Subsidiary will be required to be included in taxable income by Parent or any Parent Subsidiary in a subsequent taxable year by reason of Parent or any Parent Subsidiary reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of completion capitalized cost method of accounting.

                  (n) True and complete copies of all Tax Returns filed by Parent and each Parent Subsidiary for each of the taxable years ended on or after December 31, 1997 have been delivered or made available to Company.

                  (o) Parent has no present intention to eliminate at any time any Chain Subsidiary or to cause at any time any transfer of assets referred to in Section 6.14.

                  SECTION 5.15 INSURANCE. Parent and each Parent Subsidiary is presently insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Parent and the Parent Subsidiaries provide, in the good faith judgment of the Parent's management, reasonably adequate coverage against loss. Parent has heretofore furnished to Company a complete and correct list of all insurance policies maintained by Parent or the Parent Subsidiaries as of the date hereof, and has made available to Company complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Parent and the Parent Subsidiaries have complied in all material respects with the terms of such policies.

                  SECTION 5.16 PROPERTIES. Parent and the Parent Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Parent Balance Sheet as being owned by Parent and the Parent Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since June 30, 2001,
(ii) liens disclosed in the notes to the Parent Balance Sheet and (iii) liens arising in the ordinary course of business after June 30, 2001. All buildings, and all fixtures, equipment and other property and assets that are material to Parent business on a consolidated basis, held under leases or sub-leases by Parent or any Parent Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Parent's and the Parent Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                  SECTION 5.17 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

                  SECTION 5.18 BUSINESS ACTIVITY RESTRICTION. Except as described in SCHEDULE 5.18 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has entered into any agreement under which Parent, any Parent Subsidiary, Company or any Company Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                  SECTION 5.19 CERTAIN BUSINESS PRACTICES. Neither Parent nor any Parent Subsidiary nor any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  SECTION 5.20 NO PRIOR ACTIVITIES. There are not as of the date hereof and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other contracts or agreements requiring Merger Sub to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock. Except for liabilities incurred in connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has not incurred any liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. Merger Sub is a wholly owned Subsidiary of Parent.

                  SECTION 5.21 AFFILIATE TRANSACTIONS. Except as described in
SCHEDULE 5.21 of the Parent Disclosure Schedule or in Parent's Annual Report on Form 10-K for the year ended December 31, 2000, neither Parent nor any Parent Subsidiary is a party to any agreement with or has any interest in any property (whether real or personal, tangible or intangible) of any of its affiliates, stockholders, employees, officers, directors or any entities affiliated with any such persons or any family members of any such persons, nor are there any agreements or understandings for the provision, directly or indirectly, of services by and between Parent and any Parent Subsidiary, on the one hand, and any of its affiliates, stockholders, employees, associates, officers, directors or any entities affiliated with any such persons or any family members of any such persons, on the other hand (other than inter-company arrangements between Parent and Parent Subsidiaries and among Parent Subsidiaries and services provided in their capacity as employees, officers and directors).

                  SECTION 5.22 CASH POSITIONS. As of the Closing, Parent shall have cash on hand in an amount equal to or exceeding $7,200,000.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01 CONDUCT OF COMPANY PENDING THE CLOSING. Company agrees that, subject to Section 10.01, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, except as set forth on SCHEDULE 6.01 of the Company Disclosure Schedule, (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, except as set forth on SCHEDULE 6.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its Certificate of Incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or convertible securities therefor outstanding as of the date hereof or expressly permitted by this Agreement or (ii) any material property or assets of Company or any Company Subsidiary except (A) transactions pursuant to existing contracts and (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets for a price not to exceed $100,000 in any instance; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Company Subsidiary in immaterial amounts and consistent with past practice) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole;
         (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract other than in the ordinary course of business consistent with past practice; (iv) waive any rights of material value or cancel any material debts or claims;
         (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2001 and disclosed in writing to Parent and that are not, in the aggregate, in excess of $250,000 for Company and the Company Subsidiaries taken as a whole; or
         (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this
         Section 6.01(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plan or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

                  (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment, severance or other agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, change in control or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees, except, in the ordinary course of business consistent with past practice, for increases in compensation paid to Persons who are not directors or officers of the Company;

                  (i) except as otherwise permitted or required under this Agreement, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

                  (j) except as required by any Governmental Entity, make any material change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

                  (k) make any material Tax election or settle or compromise any material Tax liability;

                  (l) enter into any transaction of a material nature other than in the ordinary course of business, consistent with past practice; or

                  (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

                  SECTION 6.02 CONDUCT OF PARENT AND MERGER SUB PENDING THE CLOSING. Each of Parent and Merger Sub agrees that, between the date of this Agreement and the Effective Time, unless Company shall otherwise agree in writing, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. Parent shall not, between the date of this Agreement and the Effective Time, directly or directly, without the prior written consent of Company, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, any shares of capital stock of Parent of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent, other than the issuance of shares of Parent Common Stock pursuant to the exercise of stock options, warrants or convertible securities therefor outstanding as of the date hereof or expressly permitted by this Agreement.

                  SECTION 6.03 NOTICES OF CERTAIN EVENTS. Each of Parent and Company shall give prompt notice to the other of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (b) any notice or other communication from any Governmental Entity in connection with the Merger; (c) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company or the Knowledge of Parent, as the case may be, threatened in writing against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company or the Company Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger; (d) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract and (e) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement or to effect the consummation of the Merger.

                  SECTION 6.04 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and shall cause the Parent Subsidiaries and Company Subsidiaries, respectively, to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Agreement.

                  SECTION 6.05 NO SOLICITATION OF TRANSACTIONS.

                  (a) Company shall not, directly or indirectly, and shall not direct, authorize or permit its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information) any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or direct, authorize or permit any Company Subsidiary, or any Representative retained by any Company Subsidiary, to take any such action.

                  SECTION 6.06 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company or the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                  SECTION 6.07 FURTHER ACTION; CONSENTS; FILINGS.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (C) the HSR Act, if applicable, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                  (b) Each of Company and Parent will give (or will cause their respective subsidiaries to give) any notices to third Persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                  SECTION 6.08 ADDITIONAL REPORTS(a) . Parent shall furnish to Company copies of any Parent Reports which it files with the SEC or the NNM on or after the date hereof, and Parent covenants and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly and accurately present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, in the case of unaudited statements, to normal year-end adjustments, which adjustments are not material), in each case in accordance with past practice and U.S. GAAP (except for the absence of footnotes) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                  SECTION 6.09 NONCOMPETITION. For a period of two (2) years following the date hereof, Principal Stockholder shall not, directly or indirectly, as principal, investor, or in any similar capacity (i) engage in the Business anywhere in the world (except Switzerland), (ii) own, manage, operate or control, or participate in the ownership, management, operation or control of, any business which directly or indirectly competes with the Business anywhere in the world (except Switzerland), or (iii) interfere with, disrupt or attempt to disrupt any present or prospective relationship, contractual or otherwise, between Parent and any of its licensors, licensees, clients, customers, suppliers, employees or other related parties, or employ, solicit or induce for hire any of the employees, agents, consultants or advisors of Parent or Company or any employee who has left the employment of Parent or Company within six months of the termination of said employee's employment with Parent or Company, as applicable, provided that nothing herein shall preclude Principal Stockholder from beneficially owning less than five percent of the stock of any publicly traded company or merging with any other entity.

                  SECTION 6.10 USE OF FIRST NOTE PROCEEDS; CONDUCT OF
BUSINESS.

                  (a) Parent shall cause the Company to apply the principal amount delivered by Principal Stockholder in connection with the First Note to the Company Restructuring; PROVIDED, HOWEVER, that to the extent such principal amount exceeds the costs of the Company Restructuring, Parent may use such excess in any manner that, in its sole discretion, it deems advisable or appropriate.

                  (b) Parent shall use commercially reasonable efforts to operate the combined Business of Company and Parent as a going concern and not with a view to dissolution or liquidation.

                  SECTION 6.11 COMPANY INTELLECTUAL PROPERTY; ESCROW. Parent will grant to PubliGroupe S.A. and its Affiliates a license to the Company Intellectual Property covered by the Technology Transfer Agreement dated March 15, 2000 between the Company and Real Media S.A. (the "TECHNOLOGY TRANSFER AGREEMENT"), substantially on the terms of the Technology Transfer Agreement. Parent agrees to deposit the source code to all Company Intellectual Property covered by the Technology Transfer Agreement, including all updates, upgrades, patches, documentation and other enhancements (collectively, the "ESCROW MATERIALS") with DSI Technology Escrow Services, Inc. or other mutually acceptable independent third party escrow agent (the "ESCROW AGENT") pursuant to an agreement with the Escrow Agent (the "ESCROW AGREEMENT") within thirty (30) days after the Effective Time. The Escrow Agreement shall provide at a minimum that, (i) Principal Stockholder will receive semi-annual reports regarding the status of the Escrow Materials, (ii) the Escrow Agent will immediately release the Escrow Materials to PubliGroupe S.A., without limitation and for PubliGroupe S.A.'s present use only, in the event that either (A) Parent ceases to conduct business in the ordinary course or (B) Parent ceases to maintain or support the Escrow Materials generally in the normal course of Parent's business and (iii) the Escrow Agreement may not be amended, assigned, or revoked without the prior written consent of Principal Stockholder.

                  SECTION 6.12 PAYMENTS TO FRACTIONAL SHARE HOLDERS. Parent acknowledges that immediately prior to execution of this Agreement Company has effected a one-for-2000 reverse stock split (the "REVERSE Split"), and that as a result thereof certain former stockholders of the Company became entitled to cash in lieu of fractional shares of Company Common Stock, with the amount of cash payable to each such former stockholder being equal to the product of (i) the fair market value of one share of Company Common Stock outstanding after the Reverse Split (the "PRE-SPLIT COMPANY COMMON STOCK") on the effective date of the Reverse Split, as determined by the Board of Directors of the Company in its sole discretion, multiplied by (ii) the number of shares of Pre-Split Company Common Stock held by such former stockholder that would otherwise have been exchanged for such fractional share interests (the "FRACTIONAL SHARE PAYOUT"). Parent further agrees that Parent shall, or shall cause Merger Sub to, promptly upon delivery of any certificate or certificates for Pre-Split Company Common Stock by the holder or holders thereof to Parent or Merger Sub after the Effective Time, pay to such holder or holders the Fractional Share Payout.


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

                  SECTION 6.13 TAX NATURE OF TRANSACTION. The parties acknowledge that the Merger is intended to constitute for tax purposes a fully taxable exchange of the shares of Company for shares of Parent by and between Neversleepagain Holding Corp. and the stockholders of Company (including, without limitation, the Principal Stockholder) (with no election under either or both of Sections 338(g) or 338(h)(10)). Additionally, it is understood that (i) Rolex Principal Stockholder will elect under Treasury Regulation Section 1.1502-20(g) to reattribute as much of the Tax net operating losses of Company and any of Company's Subsidiaries included in the federal Tax consolidated group of which Rolex Principal Stockholder is a parent (the "COMPANY LOSS SUBGROUP") as is permissible under the Code and Treasury Regulations (and, if able to reattribute less than all thereof, shall select such Tax net operating losses as it chooses pursuant to such Code and Treasury Regulations) and (ii) will, if it deems necessary, elect to reattribute to itself all of Company Loss Subgroup's
Section 382 limitation applicable to any losses of the Company Loss Subgroup pursuant to Treasury Regulation Sections 1.1502-91-96, 1.1502-20(g), and any other relevant provisions of the Code or Treasury Regulations. Parent and Rolex Principal Stockholder, PROVIDED that Parent is provided with all information necessary for such filings, shall make or cause any relevant Subsidiary, including Company, to make all Tax filings consistently with the foregoing treatment. In no case will Parent or any of its Subsidiaries (including Company) take the position that it may utilize or deduct against any income any of the losses of Company with respect to which the elections referred to above have been made regardless of whether Treasury Regulation Section 1.1502-20 is upheld by the courts, except to the extent that there has been a final determination with respect to Principal Stockholder that those elections have not been effective.

                  SECTION 6.14 CHAIN SUBSIDIARIES. For the one-year period following the date of this Agreement, Parent shall take all actions necessary
(i) to maintain in separate existence at all times each of the Chain Subsidiaries and (ii) prevent any transfer (through a sale, exchange, merger, consolidation, or otherwise) by any Chain Subsidiary at any time after the date of the Merger of all or a significant portion of its business assets to any other Chain Subsidiary or any other member of the Parent Group.

                  SECTION 6.15 TAX COOPERATION. From and after the Effective Time, Rolex Principal Stockholder, on the one hand, and Parent, Company, and each Affiliate of Parent, on the other hand, shall cooperate, to the extent reasonably requested by the other party, in connection with the filing of Tax returns or in connection with any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include, without limitation, the retention (unless otherwise consented to after prior written notice by the other party) by each party of books, records, and other information of such party relating to Taxes or separate taxable income and separate tax attributes of Company or Subsidiaries of the Company, as the case may be and (upon the other party's request) the provision of such books, records, and other information, and explanation of any material provided hereunder. The parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed or with respect to any refund; provided that such reduction is not inconsistent with the other provisions of this Article VI and this Agreement, PROVIDED, HOWEVER, that any expense incurred in that connection shall be borne by the benefited party.


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

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01 NOTES.

                  (a) On January 2, 2002, Parent shall issue the Second Note to Principal Stockholder and Principal Stockholder shall deliver to Parent in immediately available funds by wire transfer the principal amount of the Second Note.

                  (b) If Parent's net loss from continuing operations before extraordinary items, excluding interest, taxes, depreciation, amortization, stock-based compensation, merger-related costs, restructuring and exit costs, loss on sale of non-core assets, impairment of intangible assets, minority interest, gain on sale of investments and impairment of investments for the first fiscal quarter of 2002, as reported by Parent in its quarterly earnings press release, does not exceed ($3,531,905), Parent shall issue within five business days following such earnings press release the Third Note on the same terms and conditions (including the same principal amount) as the Second Note and Company shall pay to Parent in immediately available funds by wire transfer the principal amount of such Third Note.

                  SECTION 7.02 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

                  Except as may be required by applicable Law, the provisions with respect to immunities and indemnification that are set forth in the Certificate of Incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

                  SECTION 7.03 PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger to be released in connection with the execution and delivery of this Agreement shall be a joint press release and, thereafter, Parent, Company and the Principal Stockholder shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM or the SWX Swiss Exchange, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 7.04 LISTING OF ADDITIONAL SHARES. Prior to the Effective Time, Parent shall file with the NNM a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issued or issuable in connection with the Merger and shall use all reasonable efforts to have such shares of Parent Common Stock approved for quotation on the NNM.


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

                  SECTION 7.05 BLUE SKY. Parent shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

                  SECTION 7.06 EMPLOYEE MATTERS. Simultaneously with the Merger, the Surviving Corporation shall assume all employment agreements, consulting agreements and termination benefit agreements which are in effect at Company on the date hereof. As of the Effective Time, Parent shall cause the Surviving Corporation to honor and satisfy all obligations and liabilities solely with respect to the Company Benefit Plans maintained at the Company or Subsidiary level. Notwithstanding the foregoing, the Surviving Corporation shall not be required to continue any such particular Company Benefit Plan after the Effective Time, and any such Company Benefit Plan may be amended or terminated in accordance with its terms and applicable law. To the extent that any Company Benefit Plan is terminated or amended after the Effective Time so as to reduce the benefits that are then being provided with respect to participants thereunder, Parent shall arrange for each individual who is then a participant in such terminated or amended plan to participate in a comparable benefit plan maintained by Parent (solely in the event that Parent maintains a comparable plan) in accordance with the eligibility criteria thereof, and each individual shall be given credit, for purposes of any service requirement for participation or vesting (but not benefit accrual for purposes of any defined benefit pension plan), for his or her period of service with Company or any Company Subsidiary credited under a similar plan prior to the Effective Time, subject to appropriate break in service rules. Subject to the approval of Parent's board of directors (or a duly authorized committee thereof), following the Effective Time, Parent shall grant to employees of the Surviving Corporation options to purchase shares of Parent Common Stock, based on the fair market value of Parent's Common Stock on the actual date of grant, in amounts which are comparable to options granted to similarly situated employees of Parent but, which are not, in the aggregate, less than the aggregate number of options to purchase shares of Company Common Stock granted to employees of Company prior to the date hereof (after giving effect to the Reverse Split and the Exchange Ratio), which amounts shall be determined by Parent's board of directors (or a duly authorized committee thereof). Parent shall use its reasonable best efforts to obtain such approval from its board of directors (or a duly authorized committee thereof).

                  SECTION 7.07 DIRECTORS OF PARENT FOLLOWING THE MERGER. Parent shall take all steps as may be necessary to cause the board of directors of Parent to be reconstituted, as of the Effective Time, to consist of the persons identified on Schedule III hereto.


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

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

                  (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                  (c) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect; and

                  (d) all consents, approvals and authorizations from third parties required to be obtained to consummate the Merger shall have been obtained or waived, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

                  SECTION 8.02 CONDITIONS TO THE OBLIGATIONS OF COMPANY. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified by a reference to materiality or Parent Material Adverse Effect shall be true, complete and correct in all respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties that are so qualified which address matters only as of a certain date which shall be true, complete and correct in all respects as of such certain date), and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (except for those representations and warranties that are not so qualified which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), except for changes contemplated by this Agreement;

                  (b) Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time;

                  (c) Company and Principal Stockholder shall have been provided with a certificate executed on behalf of Parent and Merger Sub by authorized officers certifying that the conditions set forth in Section 8.02(a) and (b) shall have been fulfilled;

                  (d) there shall have been no Parent Material Adverse Effect since the date of this Agreement; and

                  (e) Parent shall have issued the Parent Guarantee to Principal Stockholder.

                  SECTION 8.03 CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of Company and Principal Stockholder contained in this Agreement that are qualified by a reference to materiality or Company Material Adverse Effect shall be true, complete and correct in all respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties that are so qualified which address matters only as of a certain date which shall be true, complete and correct in all respects as of such certain date), and the representations and warranties of Company and Principal Stockholder contained in this Agreement that are not so qualified shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (except for those representations and warranties that are not so qualified which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), except for changes contemplated by this Agreement;

                  (b) Company shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

                  (c) Parent shall have been provided with a certificate executed on behalf of Company by an authorized officer certifying that the conditions set forth in Section 8.03(a) and (b) shall have been fulfilled;

                  (d) there shall have been no Company Material Adverse Effect since the date of this Agreement;

                  (e) Company shall have caused the conversion into capital, or otherwise discharged, the outstanding debt of Company (other than trade payables incurred in the ordinary course of business consistent with past practice), including accrued interest;

                  (f) Company shall have cash on hand in an amount equal to or exceeding $1,500,000;

                  (g) Principal Stockholder shall have entered into the Lock-Up Agreement;

                  (h) On or prior to the date hereof, the board of directors of Company shall have taken all action necessary to terminate all outstanding options to purchase shares of Company Common Stock in accordance with the terms of Company's 1999 Employee Stock Option Plan (the "COMPANY OPTION PLAN"), subject to the consummation of the transactions contemplated hereby and the expiration of the twenty-day notice period contemplated under the Company Option Plan; and

                  (i) Principal Stockholder shall have delivered to Company in immediately available funds by wire transfer the principal amount of the First Note upon the execution and delivery of the First Note by Company to Principal Stockholder.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.01 INDEMNIFICATION BY PRINCIPAL STOCKHOLDER. Principal Stockholder shall indemnify, defend and hold harmless Parent and its affiliates (including the Surviving Corporation), promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses (including without limitation, reasonable attorneys' fees and disbursements) (collectively, "LOSSES"), arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by the Company and/or Principal Stockholder in this Agreement;
(ii) any breach or non-fulfillment of any covenant or agreement made by the Company or Principal Stockholder in this Agreement; (iii) any liability arising at any time by reason of the Company being a member of a consolidated, combined or unitary group; or (iv) the claims of any broker or finder engaged by the Company.

                  SECTION 9.02 INDEMNIFICATION BY PARENT. Parent shall indemnify, defend and hold harmless Principal Stockholder, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by Parent or Merger Sub in this Agreement; (ii) any breach or nonfulfillment of any covenant or agreement made by Parent or Merger Sub in this Agreement; or (iii) the claims of any broker or finder engaged by Parent or Merger Sub.

                  SECTION 9.03 SURVIVAL. The representations and warranties in this Agreement shall terminate on the first anniversary of the Effective Time or upon the termination of this Agreement pursuant to Section 10.01, as the case may be; PROVIDED, HOWEVER, that (a) the representations and warranties contained in Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4A.03, 4A.04, 4A.05, 5.01, 5.02, 5.03, 5.04 and 5.05 shall remain in full force and effect indefinitely, (b) the representations and warranties contained in Sections 4.09. 4.12, 4.14, 5.09, 5.12 and 5.14 shall remain in full force and effect until the expiration of the applicable statute of limitations and (c) the representation contained in Section 5.14(o) shall expire at the Effective Time; PROVIDED, HOWEVER, that if at the Effective Time a party has knowledge of facts constituting a breach by another party of any representation or warranty by such other party, the party having such knowledge shall not be entitled to assert a claim for Losses under this Agreement arising out of such breach. This Section
9.03 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.04 LIMITATIONS. Notwithstanding the foregoing,

                  (a) The indemnification in Sections 9.01 and 9.02, as the case may be, shall be the exclusive remedy of Principal Stockholder, the Company, Merger Sub and of Parent and its affiliates with respect to claims for Losses;

                  (b) The indemnification provided for in Section 9.01(i) or
         (ii) (other than any obligation of Principal Stockholder under Section 7.01(a) or (b)) or Section 9.02(i) or (ii) (other than any obligation of Parent under Section 7.01(a) or (b)) shall not be required unless and until, at the time of any such determination, the total amount of Losses otherwise subject to indemnification under such section exceeds $500,000, in which event the indemnified party or parties will be entitled to indemnification for the full amount of their Losses;

                  (c) The total amount of indemnification pursuant to Section 9.01(i)or (ii) (other than any obligation of Principal Stockholder under Section 7.01(a) or (b)) or Section 9.02(i) or (ii) (other than any obligation of Parent under Section 7.01(a) or (b)) shall in no event exceed an amount equal to $2,000,000, PROVIDED, HOWEVER, that with respect to any indemnification obligation on behalf of the Principal Stockholder, Parent does hereby agree that the sole remedy of Parent and its affiliates under Section 9.01(i) or (ii) (other than any obligation of Principal Stockholder under Section 7.01(a) or (b)) shall be the reduction in the principal amount of the First Note issued to the Principal Stockholder in order to satisfy such indemnification obligation hereunder;

                  (d) Neither Principal Stockholder, on the one hand, nor Parent or any of its affiliates, on the other, shall be entitled to indemnification for Losses arising out of matters referred to in
         Section 9.01(i) or Section 9.02(i), as applicable, unless it shall have given written notice to the indemnifying party, setting forth its claim for indemnification in reasonable detail, within the period from the Closing until the first anniversary of the Effective Time;

                  (e) An indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted in respect of which indemnification may be sought under the provisions of Sections 9.01 or 9.02. If the indemnifying party, within 30 days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing his or its obligation to indemnify, then the indemnifying party shall have the right to control the defense of such claim or proceeding, and the indemnifying party shall not settle or compromise such claim or proceeding without the written consent of the indemnified party. The indemnified party may in any event participate in any such defense with his or its own counsel and at his or its own expense. If the party requested to indemnify declines to undertake the defense of the matter, the requesting party shall proceed in a commercially reasonable manner in the defense thereof and, if such matter is ultimately determined between the parties hereto to be included in Losses for which indemnity is appropriate, the requesting party may include as such Losses the reasonable costs of settlement or payment of any resulting judgment and the reasonable costs (including court costs and reasonable attorneys' fees) of defending the claim; and

                  (f) The indemnified party shall be kept fully informed by the indemnifying party of such action, suit or proceeding at all stages thereof, whether or not he or it is represented by counsel. The indemnifying party shall, at the indemnifying party's expense, make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such action, suit or proceeding, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                  SECTION 9.05 DELIVERY OF NOTICE. Parent and Principal Stockholder agree to promptly deliver a written notice to the other party upon any determination that a claim for Losses under Section 9.01 or 9.02 is reasonably likely to exist. Such notice shall describe with reasonable specificity the circumstances of the possible Losses as to allow the indemnifying party to evaluate the alleged claim(s), and the indemnified party shall provide reasonable responses to information requests that the indemnifying party may have in evaluating the possible existence of Losses.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 10.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                  (b) by either Parent or Company, if the Effective Time shall not have occurred on or before December 31, 2001; PROVIDED, HOWEVER, that the right to terminate


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         this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Parent, twenty (20) days after receipt by Company of a written notice from Parent of a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is cured by Company within such twenty (20) day period, Parent may not terminate this Agreement under this Section 10.01(d); or

                  (e) by Company, twenty (20) days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is cured by Parent within such twenty (20) day period, Company may not terminate this Agreement under this Section 10.01(e).

The right of any party hereto to terminate this Agreement pursuant to this
Section 10.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                  SECTION 10.02 EFFECT OF TERMINATION. Except as provided in
Section 10.05, in the event of termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

                  SECTION 10.03 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 10.04 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and


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

warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 10.05 TERMINATION FEE; EXPENSES.

                  (a) Except as set forth in this Section 10.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated.

                  (b) In the event that Parent shall terminate this Agreement pursuant to Section 10.01(b) or (d) and at any time after the date of this Agreement there shall have been publicly announced a Competing Transaction with respect to Company and a binding agreement with respect to a Competing Transaction is entered into by Company on or before December 17, 2001, then Company shall pay to Parent an amount equal to $100,000 (the "COMPANY TERMINATION FEE"). Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 10.05(b) if Parent shall be in material breach of its obligations hereunder. Any Company Termination Fee shall be paid in same day funds within three (3) Business Days of the date of termination or the execution of a binding agreement with respect to a Competing Transaction, as applicable.

                  (c) In the event that Company shall terminate this Agreement pursuant to Section 10.01(b) or (e) and at any time after the date of this Agreement there shall have been publicly announced a Competing Transaction with respect to Parent and a binding agreement with respect to a Competing Transaction is entered into by Parent on or before December 17, 2001, then Parent shall pay to Company an amount equal to $100,000 (the "PARENT TERMINATION FEE"). Notwithstanding the foregoing, no fee shall be paid pursuant to this
Section 10.05(c) if Company shall be in material breach of its obligations hereunder. Any Parent Termination Fee shall be paid in same day funds within three (3) Business Days of the date of termination or the execution of a binding agreement with respect to a Competing Transaction, as applicable.

                  (d) The parties agree that any remedy or amount payable pursuant to this Section 10.05 shall be an exclusive remedy, except for fraud, any willful breach of any representation, warranty, covenant or agreement contained in this Agreement or any action seeking specific performance.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier


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service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.01):

                  (a) if to Company:

                           260 Fifth Avenue, 4th Floor
                           New York, NY 10001
                           Attention:  Chief Financial Officer
                           Facsimile: (212) 725-4573

                           with a copy to:

                           Davis & Gilbert LLP
                           1740 Broadway
                           New York, NY 10019
                           Attention:  Brad J. Schwartzberg, Esq.
                           Facsimile:  (212) 468-4888

                  (b) if to Parent or Merger Sub:

                           24/7 Media, Inc.
                           1250 Broadway, 28th Floor
                           New York, NY 10001-3701
                           Attention:  General Counsel
                           Fax:  (212) 760-2811

                           with a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, NY 10036
                           Attention:  Ronald Papa, Esq.
                           Facsimile:  (212) 969-2900

                  (c) if to Principal Stockholder:

                           PubliGroupe USA Holding, Inc.
                           260 Fifth Avenue, 4th Floor
                           New York, NY 10001
                           Attention:  Chief Financial Officer
                           Facsimile: (212) 725-4573

                           with a copy to:

                           Davis & Gilbert LLP
                           1740 Broadway


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

                           New York, NY 10019
                           Attention:  Brad J. Schwartzberg, Esq.
                           Facsimile:  (212) 468-4888

                  SECTION 11.02 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 11.03 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.02, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 11.04 INCORPORATION OF EXHIBITS. The Parent Disclosure Schedule, the Principal Stockholder Disclosure Schedule, Company Disclosure Schedule and all Annexes and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent, the Rolex Stockholders and Company acknowledge that the Parent Disclosure Schedule, the Rolex Stockholder Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Agreement and by applicable Law.

                  SECTION 11.05 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11.06 JURISDICTION; WAIVER OF JURY TRIAL. Each party hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon it in any manner authorized by the laws of the State of New York and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. EACH PARTY HERETO


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HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER
BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  SECTION 11.07 HEADINGS; INTERPRETATION. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  SECTION 11.08 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.09 ENTIRE AGREEMENT. This Agreement (including the Schedules and Annexes attached hereto, the Parent Disclosure Schedule, the Principal Stockholder Disclosure Schedule and the Company Disclosure Schedule) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

                  SECTION 11.10 SWISS ACCOUNTING. The parties agree that, solely for the purposes of Swiss generally accepted accounting principles, the effective date of this Agreement shall be October 1, 2001.

                            {SIGNATURE PAGES FOLLOW}


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             24/7 MEDIA, INC.


                                             By: /s/ David J. Moore
                                                --------------------------------
                                                Name:  David J. Moore
                                                Title: President


                                             CONTINUUM HOLDING CORP.


                                            By: /s/ David J. Moore
                                                --------------------------------
                                                Name:  David J. Moore
                                                Title: President


                                             REAL MEDIA, INC.


                                             By: /s/ Walter Annasohn
                                                --------------------------------
                                                Name:  Walter Annasohn
                                                Title: CEO


                                             PUBLIGROUPE USA HOLDING, INC.


                                             By: /s/ Walter Annasohn
                                                --------------------------------
                                                Name:  Walter Annasohn
                                                Title: Director

                                   SCHEDULE I

                      OFFICERS OF THE SURVIVING CORPORATION


David J. Moore                      President
Mark E. Moran                       Senior Vice President and Secretary


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

                                   SCHEDULE II

                     DIRECTORS OF THE SURVIVING CORPORATION


David J. Moore
Mark E. Moran


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

                                  SCHEDULE III

                               Directors of Parent


David J. Moore
Arnie Semsky
John F. Barry
Richard Burns
Robert Perkins


Two additional persons to be designated by Principal Stockholder, at least one of whom must be "independent" (as determined in accordance with Nasdaq rules)

Each independent designee shall be subject to the approval of Parent, such approval not to be unreasonably withheld.


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